News
Release

Capstone Companies, Inc. 350 Jim Moran Blvd, Suite 120 Deerfield Beach, FL 33442

FOR IMMEDIATE RELEASE

Capstone Companies, Inc. Reports 42% Sales Growth Year to Date
Through Second Quarter 2013

Second quarter revenue increased 21% to $1,027,000 over prior-year period

DEERFIELD BEACH, FL, August 13, 2013 – Capstone Companies, Inc. (OTCQB: CAPC) (“Capstone” or the “Company”), a leader in the design and manufacture of specialty power failure lighting solutions and innovator of consumer safety and security products for the Hospitality, Retail and Institutional channels, reported second quarter unaudited 2013 financial results.

Stewart Wallach, Capstone’s CEO, commented, “Our brand recognition efforts are continuing to gain steam during the second quarter.  We are getting more traction with the large retail chains in the U.S. and now have an increased presence in most of the highly recognized big box stores.”

Second Quarter 2013 Highlights

•	Revenue was $1,027,000 in the second quarter of 2013, an increase of 21% from the prior-year period.
•	Gross profit increased to $197,000, up 5% from $187,000 in the second quarter of 2012.
•	Net loss was $499,000 compared with net loss of $361,000 in the second quarter 2012.

2013 Year to Date Review

•	Revenue was $1,687,000, an increase of $499,000, or 42%, from $1,188,000 in the 2012 first half.
•	Gross profit was up $96,000 to $391,000 over the first six months of 2012.
•	Net loss was $885,000 compared with a net loss of $709,000 in 2012’s first half.

Continuing to Invest in Strategic Growth Initiatives

The Company is progressing along the strategic path for growth through increased brand awareness and product development.  Continued investments to improve the Company’s capabilities and technologies are needed to maintain sales growth momentum through geographic expansion and new product introductions.  The timing and rate of these future investments will be determined by the market opportunities identified by the management team.

Mr. Wallach noted, “We are seeing results from the strategic investments we have been making in the business.  Our sales are significantly higher in the second quarter and first half, and we are making headway with our product development efforts.  For example, our new 2-in-1 10 LED Wall Plate, which we debuted at the National Hardware Show in May 2013, has been selected by several major retail chains to be available in their stores across the country.”

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Webcast and Teleconference to Review Results and Outlook

The Company will host a live webcast and conference call on Wednesday, August 14, 2013 at 10:30 a.m. ET.  During the call, management will review the financial and operating results and discuss the Company’s corporate strategy and outlook, followed by a question-and-answer session.  The conference call can be accessed by dialling (201) 689-8562.  The listen-only audio webcast can be monitored at www.capstonecompaniesinc.com.

A telephonic replay will be available from 2:30 p.m. ET the day of the teleconference until Wednesday, August 21, 2013.  To listen to the replay of the call, dial (858) 384-5517 and enter replay pin number 417124.  Alternatively, the archive of the webcast will be available on the Company’s website at www.capstonecompaniesinc.com.  A transcript will also be posted to the website, once available.

About Capstone Companies, Inc.

Capstone Companies, Inc. is a public holding company that engages, through its wholly-owned subsidiaries, Capstone Industries, Inc. and Capstone International HK, Ltd., in the development, manufacturing, logistics, and distribution of consumer and institutional products to accounts throughout North America and in international markets.  See www.capstonecompaniesinc.com for more information about the Company and www.capstoneindustries.com for information on our current product offerings.

FORWARD-LOOKING STATEMENTS:

This news release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, as amended.  Such statements consist of words like “anticipate,” “expect,” “project,” “continue” and similar words.  These statements are based on the Company’s and its subsidiaries’ current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the forward-looking statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include consumer acceptance of the Company’s products, its ability to deliver new products, the success of its strategy to broaden market channels and the relationships it has with retailers and distributors.  Prior success in operations does not necessarily mean success in future operations.  The ability of the Company to adequately and affordably fund operations and any growth will be critical to achieving and sustaining any expansion of markets and revenue.  The introduction of new products or the expanded availability of products does not mean that the Company will enjoy better financial or business performance. The risks associated with any investment in Capstone Companies, Inc., which is a small business concern and a "penny-stock Company” and, as such, a highly risky investment suitable for only those who can afford to lose such investment, should be evaluated together with the risks and uncertainties more fully described in the Company’s Annual and Quarterly Reports filed with the Securities and Exchange Commission.  Capstone Companies, Inc. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.  Contents of referenced URL’s are not incorporated into this press release.

FINANCIAL TABLES FOLLOW.  THE FOLLOWING SUMMARY FINANCIAL STATEMENT SHOULD BE READ ALONG WITH THE FORM 10-Q FINANCIAL STATEMENT FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION.

For more information contact

Company:                                                                           Investor Relations:
Aimee Gaudet                                                                    Garett Gough, Kei Advisors LLC
Corporate Secretary                                                          (716) 846-13352
(954) 252-3440, ext 313                                                      ggough@keiadvisors.com

CAPSTONE COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Revenues	$1,027,121	$848,990	$1,686,916	$1,187,660
Cost of Sales	(830,174)	(661,873)	(1,296,127)	(892,660)
Gross Profit	196,947	187,117	390,789	295,000

Operating Expenses:
Sales and marketing	109,297	70,586	166,610	119,774
Compensation	238,693	224,424	468,787	444,504
Professional fees	113,733	53,555	205,457	100,878
Product Development	60,387	64,778	84,006	91,880
Other general and administrative	92,207	77,295	195,575	157,729
Total Operating Expenses	614,317	490,638	1,120,435	914,765

Net Operating Income (Loss)	(417,370)	(303,521)	(729,646)	(619,765)

Other Income (Expense):
Interest expense	(81,381)	(57,058)	(155,085)	(88,989)
Total Other Income (Expense)	(81,381)	(57,058)	(155,085)	(88,989)

Net Income (Loss)	$(498,751)	$(360,579)	$(884,731)	$(708,754)

Income (Loss) per Common Share	$-	$-	$-	$-

Weighted Average Shares Outstanding
Basic	657,760,532	649,510,532	657,242,576	649,510,532

CAPSTONE COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	June 30,	December 31,
	2013	2012
Assets:
Current Assets:
Cash	$628,262	$411,259
Accounts receivable - net	1,047,280	2,673,555
Inventory	546,705	584,370
Prepaid expense	965,659	351,003
Total Current Assets	3,187,906	4,020,187

Fixed Assets:
Computer equipment & software	66,448	66,448
Machinery and equipment	661,596	654,401
Furniture and fixtures	5,665	5,665
Less: Accumulated depreciation	(627,912)	(597,042)
Total Fixed Assets	105,797	129,472

Other Non-current Assets:
Product development costs - net	36,114	27,280
Investment (AC Kinetics)	500,000	-
Goodwill	1,936,020	1,936,020
Total Other Non-current Assets	2,472,134	1,963,300
Total Assets	$5,765,837	$6,112,959

Liabilities and Stockholders’ Equity:
Current Liabilities:
Accounts payable and accrued expenses	$516,051	$1,114,166
Note payable - Sterling Factors	297,235	1,245,159
Notes and loans payable to related parties - current maturities	4,674,764	602,148
Total Current Liabilities	5,488,050	2,961,473

Long Term Liabilities
Notes and loans payable to related parties - Long Term	-	2,023,283
Total Liabilities	5,488,050	4,984,756

Commitments and Contingent Liabilities

Stockholders' Equity:
Preferred Stock, Series A, par value $.001 per share, authorized 100,000,000 shares, issued -0- shares	-	-
Preferred Stock, Series B-1, par value $.0001 per share, authorized 50,000,000 shares, issued -0- shares	-	-
Preferred Stock, Series C, par value $1.00 per share, authorized 1,000 shares, issued 1,000 shares	1,000	1,000
Common Stock, par value $.0001 per share, authorized 850,000,000 shares, 657,760,532 & 655,885,532 shares issued at June 30, 2013 & December 31, 2012	65,778	65,589
Additional paid-in capital	7,172,059	7,137,933
Accumulated deficit	(6,961,050)	(6,076,319)
Total Stockholders' Equity	277,787	1,128,203
Total Liabilities and Stockholders’ Equity	$5,765,837	$6,112,959

CAPSTONE COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended
	June 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Continuing operations:
Net Income (Loss)	$(884,731)	$(708,754)
Adjustments necessary to reconcile net loss to net cash used in operating activities:
Stock issued for expenses	14,064	-
Depreciation and amortization	45,407	25,810
Compensation expense from stock options	20,250	16,500
(Increase) decrease in accounts receivable	1,626,275	706,451
(Increase) decrease in inventory	37,665	(517,656)
(Increase) decrease in prepaid expenses	(614,655)	(757,764)
(Increase) decrease in other assets	(23,372)	(4,346)
Increase (decrease) in accounts payable and accrued expenses	(598,114)	(70,516)
Increase (decrease) in accrued interest on notes payable	96,333	82,430
Net cash provided by (used in) operating activities	(280,878)	(1,227,845)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment	(500,000)	0
Purchase of property and equipment	(7,195)	(2,401)
Net cash provided by (used in) investing activities	(507,195)	(2,401)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	2,203,298	1,540,000
Repayments of notes payable	(3,151,222)	(1,801,281)
Proceeds from notes and loans payable to related parties	2,528,000	1,553,000
Repayments of notes and loans payable to related parties	(575,000)	-
Net cash provided by financing activities	1,005,076	1,291,719

Net (Decrease) Increase in Cash and Cash Equivalents	217,003	61,473
Cash and Cash Equivalents at Beginning of Period	411,259	164,610
Cash and Cash Equivalents at End of Period	$628,262	$226,083

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$31,602	$6,560
Franchise and income taxes	$-	$-

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